                                                                   EXHIBIT 10.35



                                  EXHIBIT "B"

                               56 MARIETTA STREET
                    LEASE AGREEMENT - UNIVERSAL ACCESS, INC.,

        THIS LEASE, made and entered into as of this 14th day of December, 1999, by and between PEACHTREE KESSLER LOFTS, LLC d/b/a TELECOM TOWER (hereinafter referred to as the "Landlord"), and UNIVERSAL ACCESS, INC., a Delaware corporation (hereinafter referred to as the "Tenant").

                                   WITNESSETH:

                                       1.
                                     DEMISE

        The Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereafter set forth, has leased and rented, unto Tenant, and Tenant hereby agrees to lease and take upon the terms and conditions hereinafter set forth, certain space in Landlord's building known generally as the 56 Marietta Street Building (hereinafter referred to as the "Building"), located at 56 Marietta Street, Atlanta, Georgia 30303 comprising approximately 8,183 rentable square feet on the second floor of the Building, approximately 500 rentable square feet of space on the roof above the second floor of the Building (the "Roof Space"), and approximately 365 square feet of space in the basement of the Building (the "Basement Space"), all as shown in Exhibit "A" attached hereto, (such space is collectively referred to herein as the "Premises.") A legal description of the real property wherein the Premises is located is shown on Exhibit "B" attached hereto and by reference made a part hereof.

        At all times during the term of this Lease, Landlord shall have access to the Corridor depicted on Exhibit "A" for purposes of accessing the chases depicted on Exhibit "A".

                                       2.
                                      TERM

        THIS LEASE shall be for a term of (10) ten years and two (2) months beginning on December 1, 1999 (the "Commencement Date") and ending at midnight on January 31, 2010, unless sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean the 12-month period beginning on the Commencement Date and each 12-month period thereafter. Notwithstanding the foregoing, subject to Landlord's reasonable approval and as long as Tenant, its employees, agents and contractors do not interfere with any work being performed by Landlord, Tenant may be permitted to occupy the Premises on a date prior to the Commencement Date for purposes of making improvements and alterations to the Premises which are otherwise permitted by the terms and conditions hereof. Any such early occupancy shall be subject to all terms and conditions of this Lease other than Section 3.

                                       3.
                                      RENT

        Tenant hereby covenants and agrees to pay to Landlord at its office or at such place Landlord may designate, in lawful money of the United States, without demand, set off or deduction, during the term of this Lease or any extension or renewal hereof, rent as follows:

(a)     Fixed Minimum Rent:

        From and after January 15, 2000 (the "Rent Commencement Date"), Tenant shall pay Fixed Minimum Rent during the term of this lease, which shall be payable in advance in equal monthly installments on the first day of each and every calendar month included in the term of this Lease as follows:



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

Lease Year                                  Monthly Fixed Minimum Rent
----------                                  --------------------------
1                                           $15,474

2                                           $16,092

3                                           $16,736

4                                           $17,406

5                                           $18,102

6                                           $18,826

7                                           $19,579

8                                           $20,362

9                                           $21,177

Beginning of 10th Lease Year through        $22,024
end of initial Lease term

Upon execution of this Lease, Tenant shall pay $23,211.00 to Landlord which represents the installment of Fixed Minimum Rent for the period beginning on the Rent Commencement Date and ending on February 28, 2000.

                                   (b) Taxes:

From and after the Rent Commencement Date, if any governmental authority having jurisdiction now or hereafter imposes upon Landlord, pursuant to statute, ordinance, regulation, order or otherwise, a tax levy or other imposition based upon the gross rentals received by Landlord under the terms of this Lease, Tenant shall, within 30 days of written demand, pay to Landlord the amount thereof at the time or times the same may fall due with respect to the term of this Lease. The tax, levy or imposition to which reference is herein above made shall include sales, excise, use or similar taxes but shall not include any income, franchise, capital stock, estate or inheritance taxes imposed upon Landlord.

                                (c) Late Charges:

In addition to all other payments owing hereunder, when any amount due from Tenant to Landlord under the provisions of this Lease is not paid when due, Tenant shall pay to Landlord upon receipt of written notice a late charge in the amount of five percent (5%) of the amount so payable to Landlord for each month or fraction thereof for which such payment is late, or one hundred dollars ($100.00), whichever is greater. All such interest or late charges described in this sub-paragraph shall be considered additional rent hereunder.

                               (d) Cure of Breach:

In the event of any default hereunder by Tenant (beyond any applicable notice and cure provision of Section 14 hereof), Landlord may at any time, cure such breach for the account of and at the expense of Tenant. Any sums expended by Landlord to cure any such breach shall be paid to Landlord by Tenant within ten
(10) days after demand as additional rent.



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                                       4.
                                 USE OF PREMISES

        The Premises shall be used only for the installation, operation, modification and maintenance of equipment and facilities in connection with Tenant"s telecommunication business including but not limited to switching equipment. Further, Tenant shall have the right to transmit data, video, voice and other transmissions from the Premises. Tenant shall also have the right to use the Premises for the installation of certain communications equipment owned by customers (and co-locators) of Tenant in order for such customers (and co-locators) to interconnect with Tenant"s facilities. Landlord agrees that Tenant may license the use of portions of the Premises to its customers (and co-locators) for such purposes without Landlord"s consent; provided, however, the use of the Premises by any such customers (and co-locators) shall be subject to such reasonable security rules and regulations as Landlord may deem necessary or appropriate. Tenant shall comply with any and all applicable laws, rules and regulations relating to the exercise by Tenant of the rights described in the previous sentence, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, cost, expense or claim (including, without limitation, attorney"s fees) resulting from or arising out of the exercise by Tenant of any rights described in the previous sentence. Notwithstanding the foregoing, Tenant may use the Roof Space only for dry coolers for Tenant's HVAC system and may use the Basement Space only for Tenant's generator. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises.

                                       5.
                              OPERATION OF BUSINESS
                              Intentionally Deleted

                                       6.
                                DEVELOPMENT PLAN

        Landlord shall have the right, in addition to any other specific rights reserved elsewhere in this Lease, to change the development plan for the Building in such manner as Landlord, in its sole discretion, may from time to time find proper, provided such changes do not unreasonably interfere with Tenant"s use of the Premises for the purposes permitted by Section 4 hereof. Landlord shall have the right to make changes to the Building or any lands added thereto, including but not limited to, construct additional buildings or improvements and make alterations thereto, build additional stories or any buildings, construct multi-story or elevated parking facilities, rearrange drives and parking areas and construct roofs, walls, and any other improvements over, to or in connection with any part of, or all of, the foregoing.

        Landlord shall not exercise any right of Landlord to reduce, interrupt or cease service of the heating, air conditioning, ventilation, plumbing, electrical systems, telephone systems, and/or utilities services of the leased Premises or the Building, without having met with Tenant in advance to advise Tenant of Landlord"s requirements so that Landlord and Tenant may devise a procedure for accomplishing Landlord"s goals and eliminate (or minimize to the greatest extent reasonably possible) the interruption to Tenant"s use, possession and occupancy of the leased Premises for the purpose of conducting its business on a continuing basis.

        Notwithstanding anything to the contrary in this Lease, in the event Tenant is prevented from conducting business in the Premises and does not conduct business in the Premises as a direct result of (i) any failure by Landlord to keep the Building"s, common areas, structural components or water, sewer and fire suppression systems in good order (exclusive of the failure to repair damage to such common areas, systems and components which arises out of any negligent or willful act or omission of Tenant or Tenant"s agents, representatives, contractors, employees or licensees); (ii) Landlord disrupting Tenant"s business operations as a result of repairs, maintenance or alterations undertaken by Landlord; or (iii) Landlord terminating either of the licenses granted to Tenant pursuant to Section 48 below if such termination does not result from the failure (beyond any applicable notice and cure period) by Tenant to perform or satisfy any term, provision, condition or covenant hereunder to be performed or satisfied by Tenant, then Fixed Minimum Rent shall be



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abated during such period that Tenant continues to be so prevented from conducting business in the Premises.

                                       7.
                             INDEMNITY AND INSURANCE

        Tenant agrees to indemnify, defend and hold harmless Landlord, its agents, servants, employees and the holder of any deed to secure debt or ground lessor of and from any loss, reasonable attorney's fees, expenses or claims for which Landlord is not reimbursed by any insurance maintained or required to be maintained hereunder (i) occurring in the Premises, unless caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, (ii) arising out of any and all defaults (beyond any applicable notice and cure period) by Tenant, its agents, employees or contractors under this Lease or (iii) arising out of any negligent or willful act or omission of Tenant, its agents, employees or contractors. Landlord agrees to indemnify, defend and hold harmless Tenant, its agents, servants and employees and its permitted successors and assigns of and from any loss, reasonable attorney's fees, expenses or claims for which Tenant is not reimbursed by any insurance maintained or require to be maintained hereunder (i) arising out of any and all defaults (beyond any applicable notice and cure period) by Landlord under this Lease, or (ii) arising out of any negligent or willful act or omission of Landlord, its agents, employees or contractors. In no event shall either party be liable for any consequential damages (including, without limitation, lost rental income or lost profits) suffered by the other party as a result of any default hereunder. Tenant agrees that at all times during the term of this Lease Tenant shall maintain insurance covering the Premises and naming Landlord as an additional insured, with limits as follows:

        (i) Commercial general liability insurance for bodily, personal injury, and property damage, not less than two million dollars ($2,000,000) Combined Single Limit in the event of any one occurrence (with a general liability umbrella of not less than three million dollars ($3,000,000); and

        (ii) Worker's compensation and employer's liability insurance covering all of Tenant's employees working in and about the Premises, with coverage limits not less than the minimum limits allowable under all applicable laws.

        (iii) Property insurance providing 100% replacement cost coverage for Tenant's leasehold improvements, equipment, inventory, and other personal property.

        Tenant shall provide Landlord with a certificate of such insurance coverage (with a copy of the endorsements naming Landlord as an additional insured being attached), which certificate shall bear an endorsement stating that the insurer shall notify Landlord not less than ten (10) days in advance of any material modification or cancellation thereof. Any insurance required to be carried by Tenant hereunder will be issued through insurance carriers licensed to do business in Georgia with a rating of Best"s Insurance Guide A/VIII and/or Standard & Poor Insurance Solvency Review A-, or better.

        Tenant shall have the right to maintain the required liability insurance in the form of a blanket policy covering other locations of Tenant in addition to the Premises; provided, however, that (i) Tenant shall provide Landlord with a certificate of insurance specifically naming the location of the Premises and naming Landlord as required in this Section, the limits of which coverage are to be in the amounts set forth in this Section, and (ii) claims made as to other locations covered by such blanket policy shall not affect coverage as to the Premises.

        Notwithstanding anything to the contrary contained herein, Tenant or any successor to Tenant or sublessee or assignee of Tenant shall have the right to self-insure all or any part of any of said insurance coverages, in Tenant's sole discretion, so long as such self-insuring party maintains a tangible net worth of not less than Seventy-Five Million Dollars ($75,000,000.00), as determined pursuant to generally accepted accounting principles. In the event that Tenant elects to self-insure all or any part of any risk that would be insured under the policies and limits described above, and an event occurs where insurance proceeds would



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have been available but for the election to self-insure, Tenant shall immediately make funds available to the same extent that they would have been available had such insurance policy been carried.

        Landlord agrees to maintain, throughout the term of the Lease, property insurance at least equal to eighty percent (80%) of the full replacement cost of the Building, exclusive of any improvements thereto by any tenants.

        Landlord and Tenant each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against, or required to be insured against pursuant to the terms hereof, which perils occur in, or about the Premises or Building, whether due to the negligence of Landlord or Tenant, or their agents, employees, contractors, and/or invitees. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                                       8.
                               REPAIRS BY LANDLORD

        From and after the Commencement Date, Landlord"s maintenance and repair obligations as to the Building shall be as follows:

        (a) Landlord shall have no maintenance or repair obligations as to the Premises or any portions of Building systems (including, without limitation, the Building"s water, sewer, electrical, heating, plumbing, fire suppression, ventilation and air-conditioning systems) which are located entirely within the Premises or which serve the Premises exclusively, except that Landlord, at Landlord"s sole cost and expense shall keep in good order, condition and repair all structural components of the Premises;

        (b) Subject to Section 8(a) above, Landlord, at Landlord"s sole cost and expense shall (i) be responsible for lighting the common areas of the Building and washing the exteriors of windows on the Building in a manner that such services are customarily furnished to similar buildings in the area where the Building is located;
               (ii) keep in good order, condition and repair (1) the elevators,
               (2) the Building"s water, sewer, electrical, heating, plumbing, fire suppression, ventilation and air-conditioning systems, (3) the common areas of the Building, (4) structural components of the Building, and (5) the roof of the Building.

        (c) Notwithstanding anything to the contrary in Sections 8(a) and (b) above, Tenant shall cause a contractor reasonably approved by Landlord to make such repairs as may be made necessary by any willful or negligent act or omission of Tenant or its employees, agents, customers, invitees, licensees or contractors, and the cost of such repairs shall be borne by Tenant.

        Landlord shall be under no obligation to make any inspection of the Premises or to make any repairs until after written notice from Tenant to Landlord of the need thereof. As soon as reasonably practical, Tenant shall report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. Tenant hereby specifically waives any applicable law requiring inspection of the Premises by Landlord. Landlord shall in no event be liable for any lost business, lost profits or consequential damages resulting from Landlord's failure to make repairs or otherwise.

                                       9.
                         REPAIRS BY TENANT: ALTERATIONS

        Tenant shall keep and maintain the non-structural elements of the Premises, and every part thereof including, without limitation, the portions of the Building"s water, sewer, electrical, heating, plumbing, fire suppression, ventilation and air-conditioning systems located entirely within or exclusively serving the



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Premises, in good order, condition and repair. Trash will be disposed of by
Tenant. All parts of the interior of the Premises shall be painted, wallpapered, varnished or otherwise redecorated at Tenant"s own expense and at Tenant"s discretion. Tenant agrees to return the Premises to Landlord at the expiration or earlier termination of this Lease in good condition and repair as when first received, normal wear and tear , damage from casualty, and condemnation and repairs which are Landlord's obligation to make pursuant to the terms and conditions of this Lease excepted.

        Tenant shall make no alterations, additions, or improvements (collectively, "Alterations") to the Premises, except repairs and replacements of trade fixtures or equipment with new fixtures or equipment of equal or greater value, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and Landlord may impose, as a condition of such consent, such requirements as are reasonable including, without limiting the generality of the foregoing, requirements as to the manner in which, the time or times at which such work shall be done. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims from mechanics or material men or other liens in connection with any Alterations made by or on behalf of Tenant, and Tenant will, if required by Landlord, furnish such waiver or waivers of lien in form satisfactory to Landlord, as Landlord may require in connection with making Alterations to the Premises. Tenant will promptly bond or discharge any liens which may be filed in connection with Alterations, additions, repairs, or improvements to the Premises within thirty (30) days after written notice from Landlord. Tenant shall be responsible for complying with all applicable laws, codes and ordinances when making Alterations to the Premises. Landlord reserves the right to enter the Premises for the purpose of posting notices of non-responsibility as may be permitted by law or desired by Landlord. Notwithstanding anything to the contrary herein, on or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises, its equipment, including without limitation its generators, dry coolers and fuel tanks, telecommunications equipment, trade fixtures and other personal property. Tenant shall repair all damage resulting from any such removal.

        Landlord hereby waives any rights, statutory or otherwise, to any lien (other than any judgment lien which Landlord may hereafter obtain) on Tenant's equipment and other personal property in the Premises.

        In making any alterations, repairs or improvements to the Premises and in installing and operating its equipment (or the equipment of any customer or co-locator in the Premises), Tenant shall not disturb or interfere (whether by the emission of radio frequency, electromagnetic field or otherwise) with the operations of any other tenant in the Building.

                                       10.
                                RIGHT TO RELOCATE
                              Intentionally Deleted

                                       11.
                                    UTILITIES

        Electricity will be directly metered and billed by the utility provider to Tenant at Tenant"s expense. Landlord shall furnish water, at Landlord"s expense for use in Tenant"s restroom (s) and lighting, for common corridor areas. Tenant"s electrical power requirements are 277/480 volt, 4-wire, 3 phase, 800 AMPs service (the "Promised Usage"). Landlord, at Landlord's sole cost and expense, shall construct a power vault to deliver the Promised Usage to the Premises, 24 hours per day, seven days per week. If the applicable utility provider (the "Utility Provider") requires that the users of such power vault use no less than a specified amount of power (the "Minimum Power Usage"), and the Tenant"s actual usage of power (which actual usage of power shall be calculated by averaging Tenant's actual usage of power for the first three months of 2001) is less than the Promised Usage, Tenant shall pay a share of any costs or fees imposed upon Landlord by the Utility Provider as a result of not attaining the Minimum Power Usage, which share shall be based upon the following formula: 9% x (1-(Tenant"s actual power usage/60% of Promised Usage)) x "the amount of any such cost of fees imposed upon Landlord"; provided, however, Tenant's share of such costs shall not exceed $34,470.00. Tenant shall pay to Landlord any sums required under this Section as additional rent hereunder within thirty



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(30) days of demand from Landlord. Tenant shall have the option, and at its sole cost and expense, to install a transformer, tying into the Property"s bus duct system to obtain the electrical supply of the Premises (such installation and connection to the Base Building Bus Duct shall require Landlord"s approval) and to separately meter Tenant"s electrical power usage at the Premises. If Tenant determines that the Building"s electrical system does not have sufficient capacity to accommodate Tenant"s needs, Tenant at its sole cost and expense may coordinate directly with the Utility Provider to provide additional power to the Premises. The location and manner of installation of any equipment or facilities to provide such additional power shall be subject to Landlord"s approval. Tenant shall contract directly with the Utility Provider to pay for such additional power. If Tenant requires additional space in the Building in order to obtain such additional power, Landlord agrees to negotiate in good faith to lease additional space, if available, to Tenant.


                                       12.
                                    ANTENNAE

        Except as expressly set forth in this Lease to the contrary, Tenant shall have no right to go upon, occupy or use all or any portion of the roof of the Building for any purpose. All of such rights are hereby reserved by and to Landlord. Notwithstanding the foregoing, Landlord grants Tenant the right, in common with Landlord and any other tenants of the Building, to install, operate and maintain, at Tenant's sole expense and risk and subject to any applicable laws, regulations, codes or ordinances, one (1) global positioning system (GPS) antenna (hereinafter referred to as the "Antennae Equipment") within the portion of the Premises which is located on the roof of the Building, so long as (a) such Antennae Equipment is no taller than 3 feet and requires no more than one 2" conduit from such base site cabinets to the telecommunication entrance of the Building or to the Premises, (b) Landlord reasonably determines that space is available for such Antennae Equipment, and (c) Tenant installs such Antennae Equipment on or before December 31, 2000. Upon installing any Antennae Equipment, Tenant shall pay to Landlord an additional $500 per month in fixed minimum rent. Any such installation shall be subject to Landlord's reasonable approval of the size, design, installation and appearance of the Antennae Equipment. Any Antennae Equipment installed by Tenant shall be erected so as not to interfere with the operation of any other antennae, satellite dish or other similar equipment then existing on the roof. Tenant shall obtain all necessary municipal, state and federal permits and authorizations required to install, maintain and operate the Antennae Equipment and pay any charges levied by government agencies with respect thereto. At the conclusion of the term of this Lease, Tenant shall remove the Antennae Equipment and surrender and restore the space occupied thereby to Landlord in as good as condition as when entered, except for loss or damage resulting from casualty, condemnation, Act of God or ordinary wear and tear. Prior to installing or placing any Antennae Equipment on the roof, Tenant shall submit plans and specifications to Landlord for Landlord"s approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord fails to disapprove of such plans and specifications within ten (10) days of receipt, Landlord shall be deemed to have approved such plans and specifications. No approval by Landlord of any such plans and specifications shall constitute any representation or warranty by Landlord of any kind or nature.


                                       13.
                                      SIGNS

All rights to advertise on the Premises or place signs on the exterior thereof shall be reserved to Landlord, and Tenant may not advertise or place signs on the Premises without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion.

                                       14.
                                     DEFAULT

Should Tenant's interest herein, or any part thereof, be assigned or transferred either voluntarily or by operation of law (except as expressly permitted herein), including, without limitation, filing of a petition by or against



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Tenant under any insolvency or bankruptcy law which, as to involuntary insolvency or bankruptcy filings only, are not dismissed within ninety (90) days of filing; or if Tenant should make a general assignment or any assignment for the benefit of its creditors; or if Tenant should, after written notice, fail to remedy any default (i) in the payment of any sum of money due under this Lease for ten (10) days, or (ii) in the keeping of any other term, covenant, or condition herein for thirty (30) days (provided, if such failure cannot by its nature be cured within such 30 day period, Tenant shall have a reasonable period of time not to exceed 120 days in order to complete such cure so long as Tenant promptly commences such cure within such 30 day period and thereafter diligently prosecutes such cure to completion) then, in any of such events, Landlord shall have the right, at its option, in addition to any other remedy Landlord may have hereunder or by operation of law, without any further demand or notice, to re-enter the Premises and eject all persons therefrom, using all force which is reasonably necessary (other than locking Tenant out) to do so, and either (a) declare this Lease at an end, in which event Tenant shall immediately pay Landlord a sum of money equal to the amount, if any, by which the then cash value (determined using a discount rate of seven percent (7%) per annum) of the Fixed Minimum Rent reserved hereunder for the balance of the term of this Lease exceeds the then cash reasonable rental value of the Premises for the balance of said, term, or (b) without terminating this Lease may re-let the Premises, or any part thereof, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable, in which event the rent received on such re-letting shall be applied first to the expense of such re-letting, including necessary renovation and alteration of the Premises, any real estate commissions paid, and all other expenses of preparing the Premises for occupancy by the new tenant, and thereafter toward payment of all sums due or to become due hereunder. If a sufficient sum shall not be thus realized to pay all sums owing by Tenant hereunder, Tenant shall pay Landlord any deficiency monthly, rental stipulated in this Lease in previous or subsequent months, and Landlord may bring an action therefor as such monthly deficiency shall arise. Any such re-entry shall be allowed by Tenant without let or hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry provided it has not used willful misconduct. Landlord agrees to use reasonable efforts to relet the Premises at fair market rental rates and to otherwise mitigate any damages arising out of a default (beyond any applicable notice and cure period) on the part of Tenant; provided, however, that (i) Landlord shall have no obligation to treat preferentially the Premises compared to other premises Landlord has available for leasing within the Building or in other properties owned or managed by Landlord; (ii) Landlord shall not be obligated to expend any efforts or any monies beyond those Landlord would expend in the ordinary course of leasing space within the Building; and (iii) in evaluating a prospective reletting of the Premises, the term, rental, use and the reputation, experience and financial standing of prospective tenants are factors which Landlord may properly consider.

                                       15.
                           COMPLIANCE WITH REGULATIONS

        Tenant agrees that it shall promptly comply at its sole cost with all requirements of any legally constituted public authority made necessary by reason of Tenant's specific use or manner of use of the Premises. Landlord agrees promptly to comply at its sole cost with any such requirements if not made necessary by reason of Tenant's specific use or manner of use of the Premises.

                                       16.
                                  LATE DELIVERY

        If Landlord is prevented by law or through no fault of Landlord from giving possession of the Premises on the date herein provided, there shall be no liability for damages of any kind resulting from such failure.

        Landlord shall deliver possession of the Premises to Tenant on or before December 15, 1999. If Landlord's Work (as hereinafter defined) is not substantially completed on or before December 15, 1999, or Landlord is otherwise unable to deliver possession of the Premises on such date for any reason, then Tenant shall be entitled to a rent abatement commencing on the Rent Commencement Date, in an amount equal to one day of rent for each day Landlord's Work is not substantially completed or possession is not delivered past



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

December 15, 1999; provided further, however, that if Landlord's Work is not completed on or before January 31, 2000, Tenant may terminate all of its obligations under this Lease. For purposes hereof, the Landlord's Work is "substantially complete" if all portions of Landlord's Work are complete except for such items which are of an immaterial nature and do not unreasonably interfere with Tenant's work during the early occupancy period.

                                       17.
                                   RE-LEASING

        Landlord may enter the Premises at reasonable times and with reasonable notice to exhibit the same to prospective purchasers or lenders or, during the last twelve months of the Lease term, to prospective tenants, and to make repairs required of Landlord under the terms hereof, and to make repairs to Landlord's adjoining property. If Landlord enters the Premises for purposes of making repairs or performing maintenance, Landlord will use commercially reasonable efforts not to disrupt the operation of Tenant's business in the Premises.

                                       18.
                                EARLY TERMINATION

        No termination of this Lease prior to the normal expiration thereof, shall affect Landlord's right to collect rent which has accrued for the period prior to termination.

                                       19.
                    CONDITION OF PREMISES AT TIME OF DELIVERY

        Landlord shall deliver to Tenant possession of the Premises substantially in their condition as of the date hereof, and Tenant shall accept possession of the Premises in such condition, except as otherwise provided herein.

                                       20.
                                   ASSIGNMENT

        Except as otherwise specified in this Section 20, Tenant shall not sublet said Premises or any part thereof nor assign this Lease, without in each case the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed. In determining the reasonableness of Landlord"s decision to withhold or grant its consent to any proposed assignment or sublease, Landlord may take into consideration all relevant factors surrounding the proposed assignment or sublease, including, without limitation, the following:

        1. The business reputation of the proposed subtenant or assignee and its officers or directors.

        2. The nature of the business and the proposed use of the Premises by the proposed subtenant or assignee in relation to restrictions, if any, contained in other leases or agreements affecting the Building.

        3. The proposed subtenant or assignee shall not be a tenant of other space in the Building or a party with whom Landlord is then negotiating regarding the lease of space in the Building.

        4.     The financial condition of the proposed subtenant or assignee.

        Any transfer of this Lease from Tenant by merger, consolidation, liquidation, or otherwise by operation of law shall constitute an assignment for the purpose of this Lease and, except as otherwise specified in this Section 20, shall require the written consent of the Landlord. Except as otherwise specified in this Section 20, Tenant shall not permit any business to be operated in or from the Premises by any concessionaire or licensee without the prior written consent of Landlord. In the event that Tenant shall seek Landlord's permission to assign this Lease or sublet the Premises, Tenant shall provide to Landlord the name, address and financial statement of the proposed assignee or sub-lessee and such other information concerning such proposed assignee or sub-lessee as Landlord may require. It shall be a condition to any consent by Landlord to an assignment or subletting that Tenant shall accompany such request with a certified check in the amount of One Thousand and Five Hundred Dollars ($1,500.00) to reimburse Landlord for administrative and legal expense for the review and preparation of necessary documents. Any consent by Landlord to any assignment or subletting, or to the operation by a concessionaire or licensee, shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting, or operation by a concessionaire or licensee. In the event that Tenant shall at any time, during the term of the Lease, sublet all or any part of said Premises or assign this Lease, either with the consent of Landlord as hereinbefore provided or without the consent of Landlord, then, in such event, it is hereby mutually agreed that Tenant shall nevertheless remain fully liable under all of the terms, covenants and conditions of this Lease. If this Lease is assigned, or if the Premises or any part thereof is subleased or occupied by any person or entity other than Tenant or Tenant"s permitted assigns, Landlord may upon a monetary default by Tenant, collect from assignee, sub-lessee or occupant any rent or other charges payable by Tenant under this lease, and apply the amount collected to the rent and other charges herein reserved, but such collection by Landlord shall not be deemed as acceptance of the assignee, sub-lessee or occupant as a tenant nor release of Tenant from the performance by Tenant under this Lease. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublet the Premises or any potion thereof to an Affiliate (as hereinafter defined) without the consent of Landlord. Tenant shall promptly notify Landlord of any such assignment or subletting, and no such assignment or subletting shall release Tenant from liability for any of its obligations hereunder. For purposes of this Lease, the term "Affiliate" shall mean (i) any person or entity which controls, is controlled by or is under common control with Universal Access Inc., so long as such persons or entity continues to control, be controlled by or be under common control with Universal Access Inc.,
(ii) any entity into which or with which Tenant consolidates or merges if such entity has a tangible net worth at the time of such assignment or subletting which is equal to or greater than the net worth of Tenant as of the date hereof and (iii) any person or entity which acquires all or substantially all of the assets of Tenant, if such acquiring person or entity has a tangible net worth at the time of such assignment subletting which is equal to or greater than the net worth of Tenant as of the date hereof. For purposes hereof, a person or entity "controls" another person or entity if such person or entity owns more than fifty percent (50%) of the ownership, partnership or beneficial interests of the other person or entity. Notwithstanding anything contained herein to the contrary, none of the following, or any changes, assignments or transfers resulting from the following, shall require Landlord"s prior written consent, the payment by Tenant of any fees or charges of any kind, or give rise to any right of Landlord to cancel or recapture all or any part of the Premises:

               i. a transaction in which Tenant becomes an entity whose shares of stock or other ownership interests are, directly or indirectly, sold on a national stock exchange or an inter-dealer quotation system; and in the event the foregoing transaction has occurred, any subsequent sale of ownership interests or issuance of new ownership interests, directly or indirectly, in Tenant; and

               ii. any license or co-location agreement of portions of the Premises which is otherwise permitted hereunder..

                                       21.
                             DESTRUCTION OF PREMISES

        If the Building or the Premises are totally destroyed by storm, fire, lightning, earthquake, flood or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for between Landlord and Tenant as of such date. If the Premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of the Premises has been destroyed, and Landlord shall restore the Premises to substantially the same condition as before such damage as speedily as practicable, but Landlord shall not be required to expend any amount greater than insurance proceeds received by Landlord (together with the amount of the applicable deductibles maintained by Landlord) arising out of such damage to the Premises, whereupon Tenant shall resume payment of the full rent owing hereunder. In the event of total destruction of the Premises and termination of this Lease, Tenant shall be entitled to retain proceeds of Tenant's insurance. If, as a result of any casualty which does not arise out of any negligent or willful act or omission of Tenant or its employees, agents or contractors, the Premises remains untenantable for a continuous period in excess of one hundred eighty (180) days, Tenant shall have the right to terminate this Lease by written notice given to Landlord .

                                       22.
                                 EMINENT DOMAIN

        In the event the Premises or any part thereof shall be taken or condemned either permanently or temporarily for any public use or purpose by any competent authority by right of eminent domain, the entire compensation award therefor, including, but not limited to all damages and compensation for the reversion and fee, shall belong to the Landlord without deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its rights, title and interest to any such award. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business and leasehold estate by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures and equipment. In such event, this Lease shall terminate as of the day possession shall be taken by such public authority, and Tenant shall pay rent up to such date.

                                       23.
                                   PARTNERSHIP

        This Lease shall not be construed as making Landlord in any manner or for any purpose a partner of Tenant in its business or otherwise, or a joint venturer or member of any joint enterprise with Tenant.

                                       24.
                                     NOTICES

        All notices or consents required or permitted to be given hereunder shall be in writing and shall be deemed to be duly given if sent by (i) facsimile, (ii) certified mail, return receipt requested, postage prepaid, or
(iii) by nationally recognized overnight courier service, and addressed as follows:

IF TO TENANT:         Universal Access, Inc.
                      100 N. Riverside Plaza, Suite 2200
                      Chicago, IL 60606
                      Attn: Robert Pommer
                      Fax: 312-660-5050

IF TO LANDLORD:       PEACHTREE KESSLER LOFTS, LLC
                      dba TELECOM TOWER
                      3101 Towercreek Pkwy. #560
                      Atlanta, Georgia 30339
                      Attn: Don A. Thomas
                      Fax: 770-953-6579

With a copy to:       Sutherland, Asbill & Brennan, LLP
                      999 Peachtree Street, NE
                      Atlanta, Georgia 30309-3996
                      Attn: James B. Jordan, Esq.
                      Fax: 404-853-8806

                      Any notice given in the manner set forth above shall be deemed to be received by the party to whom such notice is addressed upon the earlier to occur of (i) actual receipt, or (ii) five (5) business days after the sending thereof. Either party may change the address or fax number to which notices to such party shall be sent by giving written notice thereof to the other party. In the case of notices delivered by facsimile, notice shall be deemed to have been given at the time of receipt set forth on the confirmation generated by the transmitting facsimile machine, provided that a copy of such notice is delivered to the receiving party by one of the methods described in clauses (ii) or (iii) above within five (5) business days thereafter.

                                       25.
                                  USUFRUCT ONLY

This Lease Agreement shall create the relationship of landlord and tenant only as between Landlord and Tenant. No estate shall pass out of the Landlord hereunder. Tenant shall have only a usufruct, not subject to levy and sale, and not assignable by Tenant except as otherwise provided herein.

                                       26.
                          SUBORDINATION/NON-DISTURBANCE

This Lease shall be subordinate to any ground lease, mortgage, deed to secure debt or trust, or any other hypothecation for security (hereinafter referred to as a "Security Instrument"), now or hereafter placed upon the real property of which the Building and Premises are a part, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, the subordination of this Lease to any Security Instrument shall be subject to Tenant"s receipt of commercially reasonable subordination, non-disturbance and attornment agreement from the holder of any such Security Instrument. Tenant agrees to execute any such commercially, reasonable subordination, non-disturbance and attornment agreement which may be required to effectuate such subordination, within fifteen
(15) business days after written demand. Landlord shall provide Tenant with a commercially reasonable subordination non-disturbance and attornment agreement from any holder of any existing Security Instrument within fifteen (15) business days after the execution of this Lease.

                                       27.
                                NAME OF BUILDING

Tenant shall not use the name of the Building for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building in any advertising, stationery nor in any other manner without Landlord's prior written consent. Landlord expressly reserves the right at any time to change the name of the Building without, in any manner, being liable to Tenant therefore.

                                       28.
                                    RECORDING

The parties hereto agree that this Lease shall not be recorded in any public records.

                                       29.
                               BROKER'S COMMISSION

Each party represents and warrants to the other that such party has not employed the services of any broker or finder in connection with this Lease, and each party shall indemnify and hold the other harmless against any liability for any brokers commission or finders fee claimed by any broker or finder alleging to have dealt with such party except Terminus Real Estate, Inc. (hereinafter referred to as "Terminus") which represented the Landlord in this Lease and Dean Topping & Company which represented Tenant in this Lease. Any broker commission due Terminus or Dean Topping & Company by virtue of such representation shall be paid by Landlord under the terms of a separate agreement.

                                       30.
                              ESTOPPEL CERTIFICATE

At any time and from time to time, Tenant agrees, within fifteen (15) days after any request from Landlord to execute, acknowledge and deliver to Landlord, or to such person as Landlord may request, a statement in writing certifying the following (to the extent accurate):

(a) That this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification);

(b) The date to which the fixed minimum rent and any other rent owing hereunder has been paid, and the amount of security deposited with Landlord;

(c) That Tenant has accepted possession, that the lease term has commenced, that Tenant is occupying the Premises and whether Tenant knows of any default under the Lease by Landlord and any defaults or offsets which Tenant has against enforcement of this Lease by Landlord;

(d) The actual Commencement Date of the Lease and the expiration date of the Lease; and

(e) That the Tenant's business is open for business

                                       31.
                       LIMITATION OF LANDLORD'S LIABILITY

        If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, Tenant hereby releases Landlord from any personal liability for such default and should Tenant, as a consequence of such default, recover a money judgment against Landlord, such judgment shall be satisfied only out of (i) the proceeds of sale produced upon execution of such judgment, and levy thereon, (ii) the rents or other income from such property receivable by Landlord, and (iii) the consideration received by Landlord's interest in such property, and Landlord shall not be liable for any deficiency. The provisions of this paragraph are not designated to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord's liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this Section be deemed to limit or otherwise affect Tenant's right to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be accorded Tenant by law or this Lease. In the event of sale or other transfer of Landlord's right, title and interest in the Building and an assumption of this Lease by the purchaser or transferee, Landlord shall thereafter be released from all liability and obligations hereunder which accrue subsequent to the date of such transfer; provided, that the provisions of this Section 31 shall inure to the benefit of any such purchaser or transferee.

                                       32.
                                SECURITY DEPOSIT

        Tenant has deposited with Landlord a security deposit of Fifteen Thousand Four Hundred and Seventy Four Dollars ($15,474.00), receipt of which is hereby acknowledged by the Landlord. Said deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of the terms of this Lease by Tenant to be observed and performed. Landlord shall have no obligation to maintain such deposit in a segregated account and may use or commingle the same with other funds. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or Tenant shall fail to perform any of the terms of this Lease after the giving of notice and the expiration of any applicable cure periods, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said security deposit or so much thereof as may be necessary to compensate Landlord toward the payment of rent or additional rent loss or damage sustained by Landlord due to such breach on the part of Tenant. Tenant shall forthwith upon demand restore said security deposit to the original sum deposited. The balance of said deposit (to the extent not applied in accordance herewith) shall be returned in full to Tenant within thirty (30) days after the expiration or earlier termination of this Lease.

                                       33.
                                  HOLDING OVER

        If Tenant shall remain in possession after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a Tenant from month to month at a fixed minimum rental rate equal to one hundred fifty percent (150%) of the fixed minimum rental rate in effect at the end of the Lease, and all of the other terms and conditions of this Lease, including the provision relating to other rent, shall continue in full force and effect, and there shall be no renewal of this Lease by operation of law. In the event that Tenant so becomes a Tenant from month to month, either party may terminate this Lease upon thirty (30) days prior written notice to the other party.

                                       34.
                              RULES AND REGULATIONS

        Landlord shall have the right to promulgate reasonable rules and regulations for the benefit of Landlord and all of the tenants of the Building. Any such rules and regulations shall apply to all of the tenants of the Building and shall be enforced in a non-discriminatory manner. Tenant agrees to comply with all such rules and regulations after Landlord gives notice of same. The present rules and regulations of the Building are described within Exhibit "C".

                                       35.
                                RIGHTS CUMULATIVE

        All rights, powers and privileges of Landlord hereunder shall be cumulative of each other and of any rights, powers and privileges provided by law.

                                       36.
                                    NO WAIVER

        The waiver of any breach of any provision of this Lease Agreement by Landlord, and any failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the term hereof, shall constitute a waiver of Landlord's right to demand strict compliance with the exact terms hereof. Landlord does not authorize any agent to waive any of the provisions of this Lease Agreement.

                                       37.
                                 TIME OF ESSENCE

        Time is of the essence of this Lease Agreement.

                                       38.
                                  PARTIES BOUND

        This Lease shall be binding upon and inure to the benefit of Landlord and its heirs, representatives, successors and assigns. This Lease shall be binding upon and inure to the benefit of Tenant and its heirs, representatives, successors and if this Lease shall be validly assigned or sublet, it shall be binding upon and inure to the benefit of Tenant's assignees or subletees as to Premises covered by such assignment or sublease. Whenever the singular number is used in this Lease, and when required by context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vise versa, and the word

"person" shall include corporations, partnerships and other associations, all where the context so requires.

                                       39.
                                    CAPTIONS

        The captions, headings and sub-headings set forth in this Lease Agreement are for the convenience of reference only, and shall not be used in interpreting this Agreement.

                                       40.
                                ENTIRE AGREEMENT

        This Lease contains the entire Agreement between the parties with respect to the subject matter hereof, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect.

                                       41.
                                   DISCLOSURE

        For the purposes of disclosure Don A. Thomas and Mark Swiecichowski, principals of Landlord, are licensed real estate brokers in the State of Georgia.

                                       42.
                               SUBMISSION OF LEASE

        The submission of this Lease for examination does not constitute an option nor offer for the Premises, and this Lease shall become effective only when fully executed counterparts of this Lease have been executed and delivered by both Landlord and Tenant.

                                       43.
                             ENVIRONMENTAL PROVISION

        (a) Tenant will not use or permit any hazardous or toxic waste, substance, contaminant, asbestos, oil, radioactive or other material, the removal of which is required or the maintenance or storage of which is prohibited, regulated, or penalized by any local, state, or federal agency, authority, or governmental unit (collectively and hereinafter referred to as "Hazardous Substances"), to be brought onto the Premises or if so brought or found located thereon, shall cause the same to be immediately removed, unless the storage, use, treatment, and disposal of same is in full compliance with all applicable federal, state and local laws and regulations pertaining thereto, and Tenant's obligation to so remove shall survive the termination of this Lease. Tenant will not use or suffer the use of the Premises in any manner other than in full compliance with all applicable federal, state and local environmental laws and regulations. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all costs, damages, and expenses, including without limitation reasonable attorney"s fees, resulting, directly or indirectly, from any Hazardous Substances introduced in, on or under the Premises by or on behalf of Tenant, its agents, representatives, employees or contractors. This indemnity shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary herein, Tenant shall have no obligation to indemnify, defend or hold Landlord harmless for claims arising out of the presence of Hazardous Materials which were not introduced by Tenant or any employee, contractor, representative, agent or licensee of Tenant.

        (b) Landlord hereby represents and warrants to Tenant that to the best of its knowledge, there are no Hazardous Substances in the Premises at levels or in concentrations which violate any applicable law, code, regulation or ordinance. In the event that the foregoing representation an warranty is determined to be untrue, upon notice from Tenant, Landlord shall diligently cause the same to be removed, contained or remediated in accordance with all applicable laws, codes, regulations and ordinances.

                                       44.
                    AMERICANS WITH DISABILITIES ACT PROVISION

        The parties acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Building depending on among other things: (i) whether Tenant's business is deemed a "public accommodation" or "commercial facility"; (ii) whether such requirements are "readily achievable"; and (iii) whether a given alteration affects a "primary function" or triggers "path of travel" requirements. The parties hereby agree that: (i) Landlord shall be responsible for ADA Title III compliance in the Common Areas, and (ii) Tenant shall be responsible for the ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease. Tenant and Landlord hereby agree to indemnify and hold harmless the non-defaulting party from and against any and all claims, demands, actions, damages, fines, judgments, penalties, costs (including reasonable attorneys' fees and consultants' fees), liabilities and losses resulting from the other's failure to make alterations required by the ADA, as now or hereafter amended, and the rules and regulations promulgated thereunder.


                                       45.
                                NO REMEASUREMENT

        The Premises shall not be remeasured nor shall the rent be adjusted based upon the actual square footage of the Premises.

                                       46.
                              SPECIAL STIPULATIONS

1. Landlord is to turn the premises over to the Tenant in "as is" condition, without any representation or warranty, except for latent defects in Landlord's Work of which Tenant notifies Landlord in writing within six (6) months after the Commencement Date or as otherwise specified herein.

2. Tenant shall be responsible for the construction of any and all walls inside of Tenant"s Premises, and dry pipe fire suppression system.

3. Notwithstanding anything to the contrary herein, Tenant shall coordinate and obtain Landlord"s reasonable approval of all conduit routing and connections of fiber, telephone, data, mechanical, power, etc., to main building system with Landlord. From and after March 1, 2000, in connection with any requested approval, Tenant shall be responsible for reimbursing Landlord for the out of pocket expenses paid by Landlord to Landlord"s engineering consultant and/or construction manager in order to review all items necessary for Landlord to grant or withhold such consent.

4. Landlord shall provide a ground bar located in generator room connected to main building ground.

5. Tenant shall be responsible for the construction of all demising walls in the Premises. Tenant shall also be required to construct a 2-hour rated demising wall, approximately 48' long as per the drawing attached hereto as Exhibit C, which is required by the City of Atlanta Building Authority. Such construction shall be performed by a licensed contractor in a good, workmanlike and lien free manner. The location and manner of construction of such demising wall shall be subject to Landlord"s reasonable approval.

6.      Removal of Electrical and Telecommunications Wire:

        a. Landlord May Elect to Either Remove or Keep Wires. On or before the date which is ten

               (10) days after the expiration or sooner termination of the Lease, Landlord may elect ("Election Right") by written notice to Tenant to:

               (i) Retain any or all wiring, cables, risers and similar installations appurtenant thereto installed by Tenant in the risers of the Building and all cable, wiring, connecting lines and other installations or property installed or placed in the Meet Me Room (hereinafter collectively referred to as "Wiring") and pay Tenant $50,000.00 for such Wiring;

               (ii) Remove any or all such Wiring and restore the Premises and risers to their condition existing prior to the installation of the Wiring (herein after referred to as "Wire Restoration Work"). Landlord shall perform such Wire Restoration Work at Tenant"s sole cost and expense; or

               (iii) Require Tenant to perform the Wire Restoration Work within thirty (30) days after receipt of Landlord's Election Right notice at Tenant"s sole cost and expense.

        b. Survival. The provisions of this subparagraph 6a shall survive the expiration or sooner termination of this Lease.

        c. Conditioning of Wiring. In the event Landlord elects to retain the Wiring (pursuant to Paragraph a(i) hereof), Tenant covenants that:

               (i) Tenant shall be the sole owner of such Wiring, that Tenant shall have the right to surrender such Wiring, and that such Wiring shall be free of all liens encumbrances; and shall be left in as-is condition, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

        d. Landlord Retains Security Deposit. Notwithstanding anything to the contrary in this Lease, Landlord may retain Tenant"s Security Deposit after the expiration or sooner termination of the Lease until the earliest of the following events:

               (i) Landlord elects to retain the Wiring pursuant to Paragraph 6(a)(i):

               (ii) Landlord elects to perform the Wiring Restoration Work pursuant to Paragraph 6(a)(ii) and the Wiring Restoration Work is complete and Tenant has fully reimbursed Landlord for all costs related thereto; or

               (iii) Landlord elects to require the Tenant to perform the Wiring Restoration Work pursuant to Paragraph 6(a)(iii) and the Wiring Restoration Work is complete and Tenant has paid for all costs related thereto;

        e. Landlord Can Apply Security Deposit. In the event Tenant fails or refuses to pay all costs of the Wiring Restoration Work within 30 days of Tenant"s receipt of Landlord"s notice requesting Tenant"s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant"s Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work.

        f. No Limit on Right to Sue. The retention or application of such Security Deposit by Landlord pursuant to this Clause does not constitute a limitation on or waiver of Landlord"s right to seek further remedy under law or equity.

        g. If Landlord fails to give Tenant the Election Right notice within ten (10) days after the expiration or sooner termination of this Lease, Landlord shall be deemed to have elected the course of action described in Paragraph 6(a)(iii).

7.     Other Special Stipulations

Taxes: Within thirty (30) days after written demand therefore, Tenant shall pay to Landlord, as additional rent hereunder, its pro-rata share (i.e., 9%) of those Taxes which exceed the 2000 base year. "Taxes" mean all federal, state, local, governmental, special district and special service area taxes (including, without limitation, any traffic improvement district taxes), fees, improvement bond, charges, assessments and any other government charges, surcharges and levies, general and special, ordinary or extraordinary, including state or local imposed sales taxes on rent of any kind whatsoever (including interest thereon whenever same may be payable in installments) which Landlord shall pay or be obligated to pay arising out of the use, occupancy, ownership, leasing, management, repair or replacement of the Building, any appurtenance thereto or any property, fixtures or equipment thereon. Taxes also include the costs (including, without limitation, fees of attorneys, consultants or appraisers) of any negotiation, contest or appeal pursued by or on behalf of Landlord and relating to the Building. Taxes exclude any income, transfer, profit, inheritance or franchise tax which may be imposed upon Landlord. Landlord shall pay all Taxes in installments over the maximum period of time permitted by law, and all interest payments thereon shall be included within Taxes for purposes hereof. Notwithstanding anything to the contrary herein, Taxes shall not include any penalties or interest imposed or charged as a result of late payment of Taxes by Landlord.

Floor Load: Structural tests indicate that the building floor load capacity is not less than 135 lb live load. Ceiling Height: The Premises shall have a minimum height from "slab to slab" of no less than 10' 6".

Roof Access: Tenant shall be granted access to the Roof Space 24 hours per day. Landlord shall make arrangements for immediate access during normal business hours (i.e., 9AM - 5PM, Monday through Friday, holidays excluded). Landlord shall provide a telephone contact to Tenant for the arranging of immediate access after normal business hours and on weekends.

Equipment Removal: Tenant shall have the right to remove any or all of its equipment, HVAC, batteries, UPS systems, etc., at any time during the term of the lease.

Fire Suppression: Landlord shall install a Wet Sprinkler System. On or before the date which is the earlier to occur of (i) March 1, 1999, or (ii) the date Tenant commences the installation of its equipment and gear in the Premises, Tenant shall install a pre-action fire suppression system in the Premises.

8. From and after the Commencement Date, so long as Landlord is contracting with a third party to provide 24 hour security services (which shall consist of one unarmed guard for the Building), to the Building, Tenant shall pay to Landlord, as additional rent, $518.00 per month, which sum represents Tenant"s pro rata share of the cost of such security services. Such sum shall be due and payable on the first day of each month during the term of this Lease. Landlord reserves the right to cancel such security services upon 30 days notice to Tenant. In addition, Tenant shall have the right to install its own security in the Premises provided that Tenant provides Landlord with the information necessary to allow Landlord (and emergency personnel) access to the Premises in the event of an emergency.

9. Attorney"s Fees. If either party hereto brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive reasonable attorney"s fees actually incurred if such action or proceeding is pursued to decision or judgment.

10. Quiet Enjoyment. Landlord covenants and agrees with Tenant that so long as Tenant continues to pay all rent and other sums when due and to observe and perform all the terms, covenants and conditions of this Lease on Tenant"s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless to the terms and conditions of this Lease.

11. Consent/Approval. Wherever consent or approval of the Landlord is required under the Lease, Landlord agrees not to unreasonably withhold, condition or delay such consent or approval. If, in this Lease, it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent unless Landlord withholds such consent in bad faith.

12. Landlord"s Work. On or before December 15, 1999, Landlord through its designated contractor shall perform the following work (collectively "Landlord Work"), in a good and workmanlike manner, at Landlord"s sole cost and expense:

        a. demolition of existing walls, ceiling, lighting fixtures, etc. per Tenant"s approved plans;

        b.     construction of power vault and power requirements set forth in
               Section 11;

        c. removal of all asbestos within the Premises, the auxiliary space and the riser shafts required for Tenant"s conduit;

        d. provide a relatively smooth concrete floor (within industry tolerances for a building of an age similar to that of the Building);

        e.     provide water supply and water drainage lines to Premises;

        f. install new wet-type sprinkler system in accordance with City ordinance; and

        g. install double door leading from elevator lobby to Corridor (as described on Exhibit A attached hereto)

13. No Exclusive Carrier. Landlord agrees that it will not grant any carrier the exclusive right to be the only carrier in the Building.

                                       47.
                                 RENEWAL OPTION

        Tenant shall have the right to renew the Term of this Lease for two (2) additional terms of five (5) years (hereafter referred to as the "Renewal Term") by giving Landlord prior written notice nine (9) months prior to the expiration of the initial Term or the prior Renewal Term, as applicable, and that Tenant has exercised such renewal right, subject to the following conditions:

        (a) Tenant shall not be in default under any of the terms or provisions of this Lease at the time such notice is given or at the time of the commencement of the applicable Renewal Term.

        (b) Tenant shall occupy the Premises during the Renewal Term under the same terms and conditions as specified in this Lease, except Tenant shall lease the Premises in their then "as-is" condition, with Tenant not having any right to require any improvements be made to the Premises, and the Base Rent for any Renewal Term shall be ninety-five percent (95%) of the then Market Rate, but not less than the Base Rent for the Premises in effect immediately prior to the commencement of such Renewal Term.

        (c) As used herein, the term "Market Rate" shall be initially determined by Landlord as the amount of base annual rent per square foot then being charged in comparable office buildings located in the Atlanta, Georgia market (the "Comparable Buildings") for space comparable to the Premises and taking into consideration all other relevant factors establishing similarity or dissimilarity between the comparable lease and the leasing of the Premises to Tenant for the Renewal Term, including without limitation, the inherent value of the Premises to tenants in the telecommunication business because of the ready availability of fiber optics, access to diesel fuel storage, adequate chaseways and floor loads, escalations (including type, base year and stop), concessions, length of lease term, size and location of the Premises, building standard work letter and/or tenant improvement allowances, quality and quantity of any existing tenant improvements, quality and creditworthiness of Tenant, amenities offered, location of building, the cost and provision of parking spaces, and other generally applicable concessions, allowances, terms and conditions of tenancy. In determining Market Rate, Landlord shall be entitled to accord the greatest weight to recent transactions in the Building. The reference to the foregoing factors is illustrative only and the presence or absence of such factors shall be taken into account in determining Market Rate.

        (d) Within thirty (30) days after Landlord receives the notice of Tenant"s exercise of the renewal option, Landlord shall notify Tenant of the proposed Market Rate, as well as the rate of escalation applicable to the Renewal Term; provided, however, Landlord shall not be required to respond to any such notice more than 1 year before the expiration of the term or then current Renewal Term, as applicable. In the event that Landlord and Tenant are not able to agree as to the Market Rate and the applicable escalation rate within sixty (60) days of good faith negotiation, Tenant"s right of renewal as provided herein shall terminate.

        (e) Tenant shall not be entitled to more than two (2) renewal options.

        (f) In the event Tenant fails to timely notify Landlord in the manner herein specified, Tenant shall be conclusively deemed to have waived its right to enter into any Renewal Term.

        (g) This renewal right shall be subject to Tenant"s financial condition at the time of exercise being comparable, as determined by Landlord, in all material respects to or better than that as exists on the Commencement Date. In determining whether the requirements of this provision are satisfied, all aspects of Tenants financial condition (including, without limitation, net worth, liquidity, and credit ratings by recognized rating agencies) shall be examined by Landlord.

                                       48.
                                  MEET ME ROOM

        Commencing on the date hereof and continuing until the expiration or earlier termination of this Lease (including any validly exercised options to renew or extend this Lease), Landlord grants to Tenant an exclusive license, which shall be irrevocable (unless Tenant fails, beyond any applicable notice and cure periods, to perform or satisfy any term, condition, provision or covenant which Tenant is obligated to perform or satisfy pursuant to the terms hereof) and coupled with Tenant"s interest in the Lease, to use approximately 232 square feet of space in the "meet me" Room of the Building (the "Meet Me Room") which is more particularly described on Exhibit "A" hereto and a non-exclusive license, which shall be irrevocable (unless Tenant fails, beyond any applicable notice and cure periods, to perform or satisfy any term, condition, provision or covenant which Tenant is obligated to perform or satisfy pursuant to the terms hereof) and coupled with Tenant"s interest in the Lease, to use the Meet Me Facilities (as hereinafter defined), all on the following terms and conditioned:

        (a) Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, at the same time that Landlord installments of Fixed Minimum Rent are due, a License Fee in the following amount:


                Lease Year                                Monthly License Fee
                ----------                                -------------------
                     1                                         $2,000.00

                     2                                         $2,080.00

                     3                                         $2,163.00

                     4                                         $2,250.00

                     5                                         $2,340.00

                     6                                         $2,434.00

                     7                                         $2,532.00

                     8                                         $2,633.00

                     9                                         $2,738.00

                    10                                         $2,848.00

        (b) On the date hereof, Tenant shall pay to Landlord a one-time fee of $2,500.00, which Landlord shall use to convert the existing fire suppression system in the Meet Me Room into a preaction system.

        (c) In connection with Tenant"s use of the Meet Me Room, Landlord shall provide Tenant with and be responsible for maintaining and repairing the following items (the "Meet Me Facilities"): (i) overhead lighting of the Meet Me Room; (ii) fire suppression system for the Meet Me Room, which fire suppression system Landlord will covert to a preaction system; (iii) 3, 20-Amp single pole, 120 volt or 208 volt single phase service circuits, backed up by the Landlord"s generator (Landlord providing no representation or warranty as to such generator); and (iv) ventilation and air conditioning of the Meet Me Room. Landlord shall provide no other facilities, equipment or services in connection with Tenant"s use of the Meet Me Room. To the extent Landlord is not reimbursed by insurance, Tenant shall reimburse Landlord for any repairs or maintenance for which Landlord is responsible if the need for such repairs or maintenance arises out of or results from any negligent or willful act or omission of Tenant or any employee, representative, contractor or invitee of Tenant. Tenant shall pay to Landlord, as additional rent hereunder, Tenant"s pro rata share of the costs incurred by Landlord in repairing and maintaining Landlord"s generator for the Meet Me Room and supplying fuel for such generator. Tenant"s pro rata share of such costs shall be based equal to ten percent (10%); provided, however, Tenant's pro rata share of the costs of maintaining and repairing such generator shall not exceed $1,000.00 in any Lease year.

        (d) Tenant acknowledges that other tenants and licensees will also be using similar Meet Me Facilities in the Meet Me Room. Tenant agrees to use the Meet Me Room only for the purpose of facilitating interconnections between Tenant"s telecommunications system and the telecommunications systems of other tenants and licensees of Landlord who reserve Meet Me Facilities in the Meet Me Room and who consent to such interconnections in writing. Landlord shall have no obligation with respect to such interconnections. Tenant agrees not to store, install or use any equipment, conduit, cable, wiring, connecting lines or other property of Tenant in the Meet Me Room for any other purpose. Tenant also acknowledges that Landlord reserves the right to run conduits, cables and wiring along and adjacent to the ceiling within Tenant's space within the Meet Me Room; provided, however, Landlord shall not exercise the foregoing right in a manner that materially restricts or impairs Tenant"s ability to run conduits, cables or wiring within Tenant"s space within the Meet Me Room or Tenant"s ability to run conduits, cables or wiring into or out of Tenant"s space within the Meet Me Room. Tenant shall cooperate in keeping the Meet Me Room locked and in restricting access to the Meet Me Room to employees, contractors and other persons who need access in order to facilitate such interconnections. In no event shall Tenant cause (or permit its employees, representatives, contractors or invitees to cause) any interference with or damage to the Meet Me Facilities, equipment, conduits, cable, wiring or connecting lines owned or used by other tenants or licensees of the Meet Me Room.

        (e) The installation of any equipment, conduits, cabling, wiring and connecting lines in the Meet Me Room shall be subject to the review and reasonable approval of Landlord"s engineer. Landlord shall also have the right to enforce such security measures as it deems reasonably necessary. Notwithstanding anything to the contrary herein, Tenant shall not have the right to penetrate the exterior walls of the Building.

        (f) Tenant shall indemnify, defend and hold harmless Landlord from and against any and all loss, cost, damage or claim (including but not limited to reasonable attorney"s fees) arising out of Tenant"s use of the Meet Me Room.

        (g) The licences contained in this Section 48 are personal to Tenant and may not be assigned, sublicensed or otherwise transferred in any fashion, regardless of whether such an arrangement is called an assignment, a sublicense, a collocation agreement or any other name. Notwithstanding the foregoing, the licenses contained in this Section 48 shall be assigned to any party to whom Tenant assigns all of its right, title and interest in and to this Lease pursuant to the terms and conditions of Section 20. Licensee agrees not to permit any third party to place, use or operate their own equipment, wiring, cabling or connecting lines in or about Tenant"s Meet Me Facilities.

        (h) All cable, wiring, connecting lines and other installations, equipment or property installed or placed by or for Tenant in the Meet Me Room (other than Meet Me Facilities, which shall remain the property of Landlord) shall be included within the meaning of "Wiring" for purposes of Section 46 of the Lease.

        (i) Tenant"s designated space within the Meet Me Room shall be part of the "Premises" for purposes of Sections 3(b)-(d), 7, 14, 15, 17, 19, 21, 22, 24, 26, 29, 30, 31, 32, 33, 34, 43 and 47 of the Lease, items 6, 10 and 11 of
Section 46 of the Lease and for no other portions of the Lease.

        IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed by their duly authorized representatives as of the day and year first written above.

LANDLORD:      PEACHTREE KESSLER LOFTS, LLC
               d/b/a TELECOM TOWER

               By: /s/ DON A THOMAS
                   ----------------------------
               Name: DON A THOMAS
                     --------------------------
               Title: MANAGER
                      -------------------------

               CORPORATE SEAL:

TENANT:        UNIVERSAL ACCESS, INC.

               By: /s/ ROBERT POMMER
                   ----------------------------
               Name: Robert Pommer
                     --------------------------
               Title: COO
                      -------------------------

               By: /s/ FRED E. FARE
                   ----------------------------
               Name: Fred E. Fare
                     --------------------------
               Title: SR. VP OPS
                      -------------------------


               CORPORATE SEAL:

                                   EXHIBIT "A"

                                  [FLOOR PLAN]

                                   EXHIBIT "A"

                                  [FLOOR PLAN]

                                   EXHIBIT "A"

                                  [FLOOR PLAN]

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION


        All that tract or parcel of land lying and being in the city of Atlanta in Land Lot 78 of the 14th District of Fulton County, Georgia.

        Beginning at the southwest corner of the intersection of Marietta Street and Forsyth Street running thence along the west side of Marietta Street a distance of 150 feet to a point; thence running southwest a distance of 100 feet the northeasterly side of an alley; thence running southeast along the northeast side of said alley a distance of 150 feet to the north side of Forsyth Street; thence running northeast along the northerly side of Forsyth Street a distance of 100 feet to the point of Beginning.

        Said property is improved by a multi-story office building known as 56 Marietta Street according to the present system of numbering in the city of Atlanta, Georgia.

                                   EXHIBIT "C"

                               RULES & REGULATIONS


(1) The sidewalks, corridors, halls, and stairways in and adjacent to the Building shall not be obstructed by Tenant or used by Tenant for any purpose other than those of ingress or egress. The floor and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Tenant. The rest rooms and plumbing facilities shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, or other obstructing or injurious substance shall be thrown therein. Nothing shall be thrown out of the windows or doors or down the elevator shafts or stairways of the Building.

(2) No awnings, curtains, blinds, shades or screens shall be attached to or hung in or used in connection with any window or door of the Building without the prior written consent of the Landlord, which consent must include approval by the Landlord of the quality, type, design, color, texture, and manner attached.

(3) The Premises shall not be occupied or used for sleeping or lodging at any time, nor shall any cooking be done in the Premises, nor shall vending machines of any kind be installed or used in any part of the Premises, except those for exclusive use of Tenant's employees and Tenant's customers. Nor shall any intoxicating beverages be sold or consumed in the Premises, without the prior written approval of the Landlord. No gambling, immoral or other unlawful conduct shall be permitted on or about the Premises. The use of a microwave oven for warming snacks and lunches of Tenant's employees shall be permitted.

(4) Tenant shall not do or permit to be done any act on or about the property which will obstruct or interfere with the rights of other tenants of Landlord or annoy them in any way, including but not limited to, the using of any musical instruments, making loud noises, or singing. No bicycles, vehicles, animals (other than service animals such as seeing eye dogs), birds or reptiles of any kind shall be brought into the Building.

(5) No additional locks or latches shall be placed upon any door without the written consent of Landlord, such consent not to be reasonably withheld, and Tenant, upon the termination of this Lease, shall return to Landlord all keys to doors in the Building possessed by Tenant at that time.

(6) Landlord shall have the right to reasonably prescribe the weight, position and manner of installation of heavy articles, machinery and equipment, including, but not limited to, safes, batteries, business machines, and computer equipment, which Tenant may desire to install in the Premises. No batteries, safes, furniture, boxes, large parcels or other kinds of freight shall be taken to or from the Premises nor allowed in any elevator, hall or corridor without prior approval of Landlord, and then only under supervision of the Building Maintenance Manager. All such moving shall be done in the elevator and during the hours specified by said Manager. No weight shall be place upon the floor of the Premises in excess of 100 pounds per square foot of floor space without the prior written approval of Landlord. Tenant shall not be required to obtain the consent of Landlord prior to placing equipment in the Premises which does not exceed 100 pounds per square foot of floor space.

(7) Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the property, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building.

(8) Tenant shall have 24 hour access to the Premises. Landlord shall not be liable for admission of any person to the Building at any time, or for damages or loss or theft resulting therefrom to any person including Tenant.

(9) Landlord reserves the right, from time to time, to amend any one or more of the above Rules and Regulations and to make such other reasonable rules and regulations as in its judgment may be needed from time to time for the security, safety, care and cleanliness of the Premises, the Building, and the entire complex. No such amendment or modification to these Rules and Regulations will materially affect the rights and obligations of the parties hereunder.

(10) The main lobby area of the Building is not to be used as a place of business by contractors (filling out forms, telephone calls) or a "drop off" and "pick-up" point for messengers or delivery men. Landlord"s staff is not authorized to accept any packages for tenants or contractors.

(11) No contractor is to enter any space in the Building, other than spaces that he was given specific access to by Landlord without contacting the Landlord for access to the additional area(s).

(12) Access to roof, mechanical rooms, telephone and electrical closets will be provided through the Landlord.

(13) Tenant, and any contractors engaged by Tenant, must properly label, to the reasonable satisfaction (based upon industry standards, if any) of the Landlord, all refrigerant, water, sanitary, electric, communication lines, etc. being installed.

(14) If any of Tenant"s contractors wishes to work on Saturday or Sunday or a holiday, arrangements must be made with Landlord for no later than Thursday of said week.

(15) Tenant, and any contractors engaged by Tenant, will protect the roof surface with plywood at all working areas.

(16) No less than forty-eight (48) hours in advance, Tenant and any contractors engaged by Tenant, shall supply Landlord in writing with the names and companies of all workers expected to be in the Building after hours. Access will be denied to those not on the list.

(17) All keying will be handled through the locksmith company designated by Landlord. No exceptions.

(18) Tenant must deliver one set of fully updated as-built drawings to Landlord with ten (10) days of receipt of the related Certificate of Occupancy.

(19)    Any and all work on the roof must be pre-approved by the Landlord.

(20) Tenant, and any contractors engaged by Tenant, shall comply with all OSHA regulations, as well as all federal, state and local district codes related to workers' safety. Tenant shall be responsible for reviewing the job site and job organization for total compliance to these rules an regulations on a daily basis.

(21) All major deliveries shall be prearranged with the Landlord at least twenty-four (24) hours in advance.

(22)    No materials or tools are to be taken in the passenger elevators.

(23)    A reasonable charge for elevator service may be assessed to the Tenant.

                                   EXHIBIT "D"
                             TECHNICAL REQUIREMENTS


1. The Landlord will provide the following items to the Tenant according to the listed schedule:

        a) Tenant may install in the portion of the Premises in the basement up to a 500 KW diesel generator, related pumps, piping and may connect to Landlord"s fuel tank at in the basement at Tenant"s expense. Landlord may coordinate with Tenant to install the aforementioned piping, and if Landlord installs such piping, Tenant shall reimburse Landlord for the reasonable cost of such installation. Tenant shall pay for its own generator, and its own fuel consumption and expenses. The manner of such installation and connection shall be subject to Landlord"s reasonable approval.

        b) Landlord shall provide access to connect to the Bus Duct to access 800 amps, 480 volts, three-phase A/C of electric capacity dedicated to Tenant. Landlord shall provide space and access within the Building required to construct the required electrical conduits and piping necessary to connect the Tenants generator, HVAC equipment and fiber optic cable connections. The cost of such conduits, piping, and installation of such are to be paid by Tenant and Tenant shall be entitled to no more than the following;

               Electrical:          Two 1" and two 4" conduits for the Tenant"s
                                    generator power/grounding/control wiring.

               HVAC Equipment:      Tenant may install up to 120 tons of
                                    self-contained HVAC equipment in the
                                    Premises and locate such equipment on the portion of the Premises on the 2nd floor roof-top. Tenant shall be granted up to an equivalent of 4 - 2" conduits running from the Premises to the HVAC installation on the roof. Tenant shall have the right to remove or cap any heating system in the Premises.

               Fiber: Tenant shall have the right to install 2 - 4" conduits ("Main Conduit") which shall run from the Meet Me Room in the basement to the Premises and 2 - 4" inch conduits to run the entire length of the Building (in the electrical room and/or fiber room and/or exterior of the Building) to connect Tenant"s telecommunications facility to other tenants in the Building. It is understood that all of Tenant"s vertical conduit shall run to the electrical room and/or fiber room of the Building. Tenant shall also have the right to run feeder conduit to connect to each telecommunications tenant on each floor as long as such feeder conduit runs in the 4" conduits otherwise permitted in this paragraph. There shall be no additional compensation payable by Tenant for such right to use and place conduit and cable. There shall be no cost for any telecommunications service provider that is a tenant in the Building to provide fiber connectivity to Tenant; however all such connections shall require Landlord"s approval and Landlord"s approval shall not be unreasonably withheld, conditioned or delayed.

               Telecom Ground:      One 2" conduit from main building ground at
                                    sub-grade to the Tenant"s space.

        e) Landlord to provide Tenant 4,000 Amp 277/480 volt, 3 phase, 4 wire at electrical room on Tenant"s Floor - the "Base Building Bus Duct". Tenant shall be allowed to use no more than 800 Amps of the Base Building Bus-Duct. Tenant shall access their own power from Landlord"s provided bus duct located at the electrical room on Tenant"s floor.

        f) A pass card security entry system for all elevators opening onto Tenant"s floor.

        g)     Access to standpipe on Tenant floor.

        h) Provision of a freight elevator for the Tenant improvement process.

        i)     A drain is to be located in new pre-action system room.

        j) A building fire alarm system with a Tenant tie-in location at the first floor.

        l) A location to connect the Tenant"s HVAC condensation drain at Tenant"s floor.

        m) A location to connect the Tenants HVAC make-up water to the buildings domestic water system at Tenant"s floor.